UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2004

Everest Reinsurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14527	22-3263609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey	07938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	908-604-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following documents are filed with reference to and are hereby incorporated by reference into the Registration Statement on Form S-3 (File No. 333-106595), as amended, filed with the Securities and Exchange Commission by, inter alia, Everest Reinsurance Holdings, Inc. on June 27, 2003 and amended on September 10, 2003, November 20, 2003 and December 17, 2003:

Exhibit No.	Document Description
1.1	Underwriting Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

1.2	Pricing Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

4.1	Third Supplemental Indenture, dated October 12, 2004, among Everest Reinsurance Holdings, Inc., as Issuer, and JPMorgan Chase Bank, as Trustee.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, counsel to Everest Reinsurance Holdings, Inc., as to the validity of the Notes issued by Everest Reinsurance Holdings, Inc.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2004

By:	/s/ Stephen L. Limauro
Name:	Stephen L. Limauro
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Underwriting Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

1.2	Pricing Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as Representatives for the several Underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

4.1	Third Supplemental Indenture, dated October 12, 2004, among Everest Reinsurance Holdings, Inc., as Issuer, and JPMorgan Chase Bank, as Trustee.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, counsel to Everest Reinsurance Holdings, Inc., as to the validity of the Notes issued by Everest Reinsurance Holdings, Inc.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)